                                   EXHIBIT A

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                      CREATIVE MASTER INTERNATIONAL, INC.
                      (FORMERLY DAVIN ENTERPRISES, INC.)

                         INCORPORATED ON APRIL 8, 1987

     The undersigned, Carl Ka Wing Tong, being the President and Chief Executive Officer, and Paul Mo, being the Secretary of Creative Master International, Inc. (the "Corporation"), in order to amend and restate the Certificate of Incorporation pursuant to the laws of the State of Delaware, do hereby set forth as follows:

     FIRST:    The name of the Corporation is

               CREATIVE MASTER INTERNATIONAL, INC.

     SECOND:   The address of the registered office and registered agent in this state is c/o United Corporate Services, Inc., 410 South State Street, in the City of Dover, County of Kent, State of Delaware 19901 and the name of the registered agent at said address is United Corporate Services, Inc.

     THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Delaware.

     FOURTH:   (1)  The total number of shares of stock which the Corporation is authorized to issue is Thirty Million (30,000,000) shares designated "Common Stock" and "Preferred Stock." The number of shares of Common Stock authorized to be issued is Twenty-Five Million (25,000,000) with a par value of $.0001 per share. The number of shares of Preferred Stock authorized to be issued is Five Million (5,000,000) with a par value of $.0001 per share. The holders of the Common Stock or Preferred Stock shall have no preemptive rights to subscribe for or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized.

     (2) The Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

     (3)  The Corporation hereby reclassifies its Common Stock pursuant to
Section 242 of the Delaware General Corporation Law in order to effect a three
(3) for four (4) reverse split of its Common Stock, $.0001 par value ("Old Common Stock"), so that four (4) shares of the Old Common Stock is equal to three (3) shares of Common Stock, $.0001 par value ("New Common Stock"). Each certificate which heretofore represented shares of Old Common Stock shall hereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall be combined; provided, however, that each person holding of record a stock certificate or
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certificates which represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled, and provided further that the Corporation shall not issue fractional shares with respect to the combination. In lieu thereof, the Corporation shall round upward any fractional share to the nearest whole share of New Common Stock.

     FIFTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders:

          (a) To make, alter, amend, change, add to or repeal the bylaws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the Corporation (other than the stockledger) or any of them, shall be open to the inspection of the stockholders.

     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any
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prior act of the directors which would have been valid if such bylaw had not been made.

     SIXTH:    No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or
(4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The Corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Corporation to power to indemnify.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     The foregoing Amended and Restated Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     In accordance with Section 228 of the General Corporation Law of the Sate of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of __________________, 1998 and DO HEREBY CERTIFY, that the facts stated in this Amended and Restated Certificate of Incorporation are true and correct.



                                         ----------------------------------
                                         Carl Ka Wing Tong, President and
                                         Chief Executive Officer



                                         ----------------------------------
                                         Paul Mo, Secretary